UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 14, 2016
John Bean Technologies Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-34036	91-1650317
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

70 West Madison Street
Chicago, IL 60602
(Address of principal executive offices, including Zip Code)
(312) 861-5900
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Forms 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 14, 2016, the Board of Directors of John Bean Technologies Corporation (the “Company”) changed the title of Mark K. Montague to Vice President, Human Resources of the Company in connection with Mr. Montague’s plan to retire in early 2017. Mr. Montague will begin to transition his responsibilities to Jason T. Clayton, who will be joining the Company as the Company’s Executive Vice President, Human Resources effective September 28, 2016. A press release announcing Mr. Clayton’s appointment and Mr. Montague’s retirement is attached hereto as Exhibit 99.1 and incorporated herein by reference. Mr. Montague will remain an employee of the Company until his retirement and will transition his responsibilities to Mr. Clayton during the remainder of his employment with the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.         Description
99.1             Press release issued September 20, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

John Bean Technologies Corporation

Date: September 20, 2016	By:	/s/ Brian A. Deck
	Name	Brian A. Deck
	Title	Executive Vice President and Chief Financial Officer (Principal Financial Officer)